Exhibit 99.1

Veritas Farms. Inc. (VFRM) Reports Record Preliminary 4th Quarter Revenue and Gross Profit

Fort Lauderdale, Florida – March 6, 2019 - Veritas Farms, Inc. (the “Company” or “Veritas Farms”) (OTCQB: VFRM), a vertically integrated agribusiness focused on the production of full spectrum hemp extracts with naturally occurring cannabinoids, is pleased to release these selected preliminary unaudited 4th Quarter 2018 financial results.

Selected Preliminary Unaudited 4th Quarter 2018 Financial Highlights - Veritas Farms, Inc.

•	Total Revenue: $961,929, up from $355,653, an increase of 170% from Q4 2017.
•	Total Cost of Goods Sold: $311,752, down from $555,932, a decrease of 44% form Q4 2017
•	Gross Profit: $650,177, up from a loss of $200,278 in Q4 2017, an increase of $850,455
•	Total Inventory: $2,295,943, up from $1,428,758, an increase of 61% from Q4 2017
•	Total Accounts Payable: $163,627, down from $245,082, a decrease of 33% from Q4 2017
•	Total Liabilities: $800,693, down from $2,102,454, a decrease of 62% from Q4 2017

Alexander M. Salgado, CEO and co-founder of Veritas Farms, commented, “As we continue to emerge as one of the leading fully-integrated full spectrum industrial hemp extract companies in the country, this past fourth quarter’s results have been our best ever with large increases in total revenue, gross profits, and inventory levels, while at the same time, reducing our cost of goods, accounts payable, and total liabilities. When compared to our fourth quarter numbers from last year, our growth has been remarkable.

“This outstanding growth rate is not restricted to our year-over-year results. Compared to our previously reported quarterly period, Q3 2018, our total revenues more than doubled by 109% and gross profits jumped by over 645%.

“These accomplishments were the direct result of the hard work of our dedicated team and partners, along with significant new capital investments at our Colorado facility, the successful launch of our own Veritas Farms™ branded product line, and our targeted sales and marketing programs.”

Mr. Salgado concluded, “Following the signing of the 2018 United States Farm Bill in late December 2018 by President Trump that provided a federal legal framework for industrial hemp, we expect that our growth and expansion plans will continue to gain momentum throughout 2019 as more and more mainstream retailers, drug stores, and health care providers begin to sell and promote hemp extract products to their customers across the country.”

Veritas Farms expects to report audited full year 2018 results in its Annual Report on Form 10-K, to be filed on or before mid-April 2019.

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a vertically integrated agribusiness focused on producing superior quality, whole plant, full spectrum hemp oils and extracts containing naturally occurring cannabinoids. The Company currently operates a 140-acre farm and production facilities in Pueblo, Colorado, and is registered with the Colorado Department of Agriculture to grow industrial hemp. The Company markets and sells products under its Veritas Farms™ brand and manufactures private label products for a number of leading distributors and retailers.

Veritas Farms™ brand full spectrum hemp extract products include vegan capsules, tinctures, formulations for sublingual applications and infused edibles, lotions, salves, and oral syringes in a variety of size formats and flavors. All Veritas Farms™ brand products are third-party laboratory tested for strength and purity. The Company files periodic reports with the Securities and Exchange Commission, which can be viewed at www.sec.gov.

For additional information and online product purchase, visit www.theveritasfarms.com.

Veritas Farms, Inc. - Investor Contact

Toll-Free: (888) 549-7888

E-mail: ir@theveritasfarms.com

Cautionary Language Concerning Forward-Looking Statements

This Veritas Farms, Inc. press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are “forward-looking statements.” Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.